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                                                                    EXHIBIT 3.19


                          CERTIFICATE OF INCORPORATION
                                       OF
                         KCI THERAPEUTIC SERVICES, INC.


      FIRST:  The name of the Corporation is KCI Therapeutic Services, Inc.

      SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock of the par value of $.10 per share, amounting in the aggregate to One Thousand Dollars ($1,000).

      FIFTH:  The period of duration of the Corporation is perpetual.


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      SIXTH:  The business and affairs of the Corporation shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Corporation.

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

      EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

      NINTH: The Corporation shall indemnify to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware as in effect from time to time, any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served another corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any such person may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify similarly any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he is or was an employee or agent of the Corporation. The provisions of this Article Ninth shall be applicable to persons who have ceased to be directors, officers, employees or agents of the Corporation and shall inure to the benefit of their heirs, executors and administrators.

      Pursuant to section 102(b)(7) (or any successor statute) of the General Corporation Law of the State of Delaware, the personal liability of a director to the Corporation or the stockholders of the Corporation for monetary damages for breach of fiduciary duty is hereby eliminated. The terms of the preceding sentence, however, shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or the stockholders of the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 (or a successor statute) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal


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benefit. No amendment or repeal of this paragraph shall apply to or have effect on the liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      TENTH: The incorporator is Dennis E. Noll, whose mailing address is 112 E. Pecan Street, Suite 2000, San Antonio, Texas 78205.

      The undersigned, being the incorporator hereinbefore named, for the purposes of organizing a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 14th day of February, 1991.



                                    /s/ Dennis E. Noll
                                    ---------------------------------
                                    Dennis E. Noll


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                              CERTIFICATE OF MERGER

                                       OF
                 KINETIC CONCEPTS THERAPEUTIC SERVICES, INC.
                                      INTO
                         KCI THERAPEUTIC SERVICES, INC.
                        (UNDER SECTION 252 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE)

      KCI Therapeutic Services, Inc. hereby certifies that:

      (1) The name and state of incorporation of each of the constituent corporations are:

      (a)   Kinetic Concepts Therapeutic Services, Inc., a Texas corporation;
            and

      (b)   KCI Therapeutic Services, Inc., a Delaware corporation.

      (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Kinetic Concepts Therapeutic Services, Inc. and by KCI Therapeutic Services, Inc. in accordance with the provisions of subsection
(c) of Section 252 of the General Corporation Law of the State of Delaware.

      (3)   The name of the surviving corporation is KCI Therapeutic
Services, Inc.

      (4) The Certificate of Incorporation of KCI Therapeutic Services, Inc. shall be the Certificate of Incorporation of the surviving corporation.

      (5) The surviving corporation is a corporation of the State of Delaware.

      (6) The executed Agreement and Plan of Merger is on file at the principal place of business of KCI Therapeutic Services, Inc. at 3440 East Houston, San Antonio, Texas 78219.

      (7) A copy of the Agreement and Plan of Merger will be furnished by KCI Therapeutic Services, Inc., on request and without cost, to any stockholder of Kinetic Concepts Therapeutic Services, Inc. or KCI Therapeutic Services, Inc.

      (8) The authorized capital stock of Kinetic Concepts Therapeutic Services, Inc. is ten million shares of Common Stock, $.001 par value.
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      IN WITNESS WHEREOF, KCI Therapeutic Services, Inc. has caused this certificate to be signed by John A. Bardis, its President, and attested by Robert A. Wehrmeyer, Jr., its Secretary, on the 28th day of February, 1991.


                              KCI THERAPEUTIC SERVICES, INC.


                              By:/s/ John A. Bardis
                                 -------------------------------
                                 President

ATTEST:


By:/s/ Robert A. Wehrmeyer, Jr.
   -------------------------------
   Secretary


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                              CERTIFICATE OF MERGER
                                       OF
                           KCI MEDICAL SERVICES, INC.
                                      INTO
                         KCI THERAPEUTIC SERVICES, INC.
                            (a Delaware corporation)

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)
                          --------------------------


      KCI Therapeutic Services, Inc., a Delaware corporation, hereby certifies that:

      1. The name and state of incorporation of each of the constituent corporations are:

            (a) KCI Medical Services, Inc., a Utah corporation ("KCI Medical"); and

            (b) KCI Therapeutic Services, Inc., a Delaware corporation ("KCI Therapeutic").

      2. An agreement and plan of merger has been approved, adopted, certified, executed and acknowledged by KCI Medical and KCI Therapeutic in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

      3.    The name of the surviving corporation is KCI Therapeutic
Services, Inc.

      4. The Certificate of Incorporation of KCI Therapeutic shall be the certificate of incorporation of the surviving corporation.

      5. The surviving corporation is a corporation of the State of Delaware.

      6. The executed agreement and plan of merger is on file at the principal place of business of KCI Therapeutic at 3440 East Houston, San Antonio, Texas 78219.

      7. A copy of the agreement and plan of merger will be furnished by KCI Therapeutic on request and without cost to any stockholder of KCI Medical or any stockholder of KCI Therapeutic.
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      8.    The authorized capital stock of KCI Medical is 10,000,000 shares of
Common Stock, par value $1.00 per share.

      9. The Certificate of Merger shall be effective on December 30, 1991 at 5:00 p.m. Eastern Standard Time.

      IN WITNESS WHEREOF, KCI Therapeutic Services, Inc. has caused this certificate to be signed by Robert A. Wehrmeyer, Jr., its Vice President, and attested by Brenda J. Cantu, its Assistant Secretary, on the 26th day of December, 1991.


                              KCI THERAPEUTIC SERVICES, INC.


                              By:/s/ Robert A. Wehrmeyer, Jr.
                                 -------------------------------------
                                 Robert A. Wehrmeyer, Jr.,
                                 Vice President

ATTEST:


By:/s/ Robert A. Wehrmeyer, Jr.
   --------------------------------
   Brenda J. Cantu,
   Assistant Secretary


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